CNL Strategic Capital, LLC POS-AM

EXHIBIT 23.4

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Post-Effective Amendment No. 5 to the Registration Statement on Form S-1 (No. 333-222986) and related prospectus of CNL Strategic Capital, LLC of our report dated March 15, 2021, on the consolidated financial statements of LD Parent, Inc. and its Subsidiaries as of December 31, 2020 and 2019 and for the years ended, and to the reference to our firm under the caption "Experts" in the prospectus.

/s/ BDO USA, LLP

Woodbridge, NJ

April 9, 2021